SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Crystal Decisions, Inc.

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Filed by Crystal Decisions, Inc.
Pursuant to Rule 14a-6
Under the Securities Exchange Act of 1934
Commission File No.: 333-108400

          This filing relates to the proposed acquisition by Business Objects S.A., a société anonyme organized under the laws of the Republic of France (“Business Objects”), of Crystal Decisions, Inc., a Delaware corporation (“Crystal Decisions”). On November 23, 2003, Crystal Decisions provided the FAQs which follow to the persons holding options under its 1999 Stock Option Plan—United Kingdom Sub-plan and 2000 Stock Option Plan. No directors or executive officers of Crystal Decisions are permitted to participate in the program described in the FAQs which follow.

INTRODUCTION
DEFINITIONS OF COMMONLY USED TERMS
GENERAL INFORMATION
IMPACT OF THE TRANSACTION ON TERMINATING OPTIONS
NEXT STEPS
ADDITIONAL QUESTIONS?
FORWARD-LOOKING STATEMENTS
ADDITIONAL INFORMATION ABOUT THE PROPOSED ACQUISITION AND WHERE TO FIND IT

Crystal Decisions FAQs
For Optionees and Stockholders with Options or Shares Granted Under the
Crystal Decisions, Inc. 1999 Stock Option Plan – United Kingdom Sub-plan or
Crystal Decisions, Inc. 2000 Stock Option Plan

INTRODUCTION	1
DEFINITIONS OF COMMONLY USED TERMS	1
GENERAL INFORMATION	3
IMPACT OF THE TRANSACTION ON TERMINATING OPTIONS	3
NEXT STEPS	7
ADDITIONAL QUESTIONS?	8
FORWARD-LOOKING STATEMENTS	9
ADDITIONAL INFORMATION ABOUT THE PROPOSED ACQUISITION AND WHERE TO FIND IT	9

❖  INTRODUCTION

          The following is a series of Frequently Asked Questions about how the proposed acquisition of Crystal Decisions by Business Objects, S.A. will affect optionees of Crystal Decisions who hold options under the Crystal Decisions, Inc. 1999 Stock Option Plan—United Kingdom Sub-plan or the Crystal Decisions, Inc. 2000 Stock Option Plan. Those persons holding options under the Crystal Decisions 1999 Stock Option Plan that are not granted under the United Kingdom Sub-plan or who are Crystal Decisions stockholders, should review the Frequently Asked Questions dated November 17, 2003 available on MILO and should not review these materials. Additional information can also be found in the “Summary”, “Risk Factors” and other sections of the Information Statement.

          The Information Statement includes important business and financial information about Business Objects as well as information about what will happen to your Crystal Decisions options and shares upon the closing of the transaction. The Information Statement and the annexes thereto can be found on the Legal site on MILO and on the SEC website at www.sec.gov.

❖  DEFINITIONS OF COMMONLY USED TERMS

2000 Plan: The Crystal Decisions, Inc. 2000 Stock Option Plan.

Amount Due: The Amount Due, for any given person, equals the exercise price of his or her Terminating Option multiplied by the number of shares of Crystal Decisions common stock subject to such Terminating Option plus any withholding taxes that Crystal Decisions would be required to collect at the time of exercise.

Business Objects ADSs: An American depository share, or ADS, represents a specified number of securities of a non-U.S. company deposited with a custodian bank. In the case of Business Objects, each ADS represents the right to receive one Business Objects ordinary share and is deposited with The Bank of New York, which acts as depositary pursuant to an agreement with Business Objects. The Business Objects ADSs are traded on the Nasdaq National Market in U.S. dollars.

Business Objects Ordinary Shares: Ordinary Shares of Business Objects are listed on the Premier Marché of Euronext Paris S.A, and are traded in euros.

DBSI: Deutsche Bank Securities, Inc., an investment bank, and its affiliates, through which Crystal Decisions will assist persons with Terminating Options to exercise the Terminating Options.

Information Statement: The proxy statement/prospectus/information statement of Business Objects and Crystal Decisions dated October 31, 2003 and first mailed on or about November 4, 2003 to shareholders of Business Objects and stockholders of Crystal Decisions. The Information Statement forms a part of a registration statement on Form S-4 filed by Business Objects with the SEC and is updated by subsequent filings of Business Objects which are incorporated by reference to the Information Statement.

Letter of Transmittal. Each Crystal Decisions stockholder will be required to complete a legal document known as a Letter of Transmittal and submit that document to Business Objects’ exchange agent, The Bank of New York, in order to exchange such stockholder’s Crystal Decisions shares for the Merger Consideration.

Merger: The merger of Borg Merger Sub III, Inc., a wholly owned subsidiary of Business Objects, with and into Crystal Decisions.

Merger Agreement: The agreement signed by Business Objects and Crystal Decisions setting forth the mechanics by which Crystal Decisions will merge with a wholly owned subsidiary of Business Objects, the consideration that the former Crystal Decisions stockholders and optionees will receive for their interests in Crystal Decisions stock and options, respectively.

Merger Consideration. The cash and Business Objects ADSs to which each share of Crystal Decisions common stock will convert upon the closing of the Merger.

Sub-plan: The Crystal Decisions, Inc. 1999 Stock Option Plan — United Kingdom Sub-plan.

Terminating Options: Outstanding options to acquire Crystal Decisions common stock that have been granted under the Sub-plan or the 2000 Plan, which will terminate and be of no further force or effect as of the time of the Merger.

❖  GENERAL INFORMATION

Q:	When will the transaction close?

A:	The transaction is expected to close on December 11, 2003, subject to the approval of Business Objects’ shareholders. The transaction has already been approved by the requisite vote of Crystal Decisions’ stockholders.

❖  IMPACT OF THE TRANSACTION ON TERMINATING OPTIONS

Q:	Will I receive a Business Objects option for my Terminating Option?

A:	No. If you exercise your Terminating Option prior to the effective time of the Merger, the Crystal Decisions common stock you receive will be converted to the right to receive Merger Consideration at the effective time of the Merger at the same per share ratios as any other holder of Crystal Decisions common stock. If you do not exercise your Terminating Option prior to December 8, 2003 at 5:00 p.m., you will not receive any Business Objects ADS, cash or options in the Merger.

Q:	When will the Terminating Options expire?

A:	By their terms, any Terminating Options not exercised in full prior to the closing of the Merger, which is currently scheduled for December 11, 2003, will expire when the Merger occurs. After that time, no person who previously held a Terminating Option may exercise it and or receive any value for it.

Q:	What will happen to the vesting of my Terminating Options when the transaction closes?

A:	Terminating Options that are outstanding as of 15 days prior to December 8, 2003 will vest in full, contingent upon the closing of the Merger.

Q:	Can I exercise my Terminating Options contingent upon the closing of the transaction?

A:	Yes. Crystal Decisions will accept option exercise notices for Terminating Options that are contingent upon the closing of the transaction. However, after December 8, 2003, the third business day prior to the proposed closing of the Merger, you will not be able to withdraw or modify your exercise notice or make it contingent.

Q:	Can I exercise my Terminating Options without paying cash for the exercise price or withholding taxes?

A:	Yes. Crystal Decisions has entered into an agreement with DBSI to permit you to fund the Amount Due due upon the exercise of your Terminating Options with funds from DBSI. You would be required to repay the Amount Due, plus transaction fees, to DBSI as soon as possible after the closing of the transaction by giving DBSI the authority to sell some or all of the Business Objects ADSs you would be entitled to receive for your

Crystal Decisions common stock. Crystal Decisions is required to guarantee your repayment of the funds to DBSI. Because Crystal Decisions is required to provide DBSI with a guarantee, you must agree to:

•	reimburse Crystal Decisions for any portion of the Amount Due or DBSI transaction fees it pays on your behalf;

•	pledge the shares of Crystal Decisions common stock you receive upon exercise to Crystal Decisions and give Crystal Decisions a security interest in the shares of common stock, the Business Objects ADSs and cash you would receive as consideration in the Merger; and

•	make your obligation to Crystal Decisions full recourse, which means that if the sale price of the Business Objects ADSs and cash consideration from the Merger are inadequate to repay DBSI or Crystal Decisions, you would still be responsible to pay DBSI or Crystal Decisions, as the case may be, the balance of the Amount Due plus any fees owed to DBSI.

Q:	How do I take advantage of the cashless exercise mechanism?

A:	You will be required to complete the following documentation and deliver it to Crystal Decisions Stock Plan Administration so that it is received on or before December 5, 2003 at 5:00 p.m. Pacific time:

•	a completed, signed Exercise Notice for your Terminating Options;

•	a completed, signed Custody, Security and Reimbursement Agreement, which Custody, Security and Reimbursement Agreement must provide for Crystal Decisions to have a security interest in the common stock you receive upon the exercise of your Terminating Options and any Business Objects ADSs and cash until you repay the Amount Due plus DBSI fees, and provides that a sufficient number of Business Objects ADSs will be sold on your behalf to pay the Amount Due you owe before you have access to the consideration you receive in the Merger;

•	a completed, signed Irrevocable Order to Sell authorizing the sale of the Business Objects ADSs you receive for the common stock issued to you upon exercise of your Terminating Options to pay the Amount Due plus DBSI fees;

•	a completed, signed Stock Power;

•	a completed, signed Power of Attorney, which will give William G. Gibson, Andrew L. Handford and Susan J. Wolfe the right to take any actions needed to facilitate the cashless exercise and subsequent sale of Business Objects ADSs you receive in the transaction to pay the Amount Due;

•	a copy of your passport or photo ID drivers license;

•	a signed copy of the Account Agreement; and

•	a completed, signed Form W8-BEN.

Q:	Can I use the special cashless exercise program to exercise my other Crystal Decisions options?

A:	No. We are only providing this benefit to you because Terminating Options will not be assumed in the transaction. After the closing of the transaction, you will be able to use Business Objects cashless exercise program. Crystal Decisions does not have any other cashless exercise program that can be used for the exercise of options before the transaction closes.

Q:	Can I use a broker other than DBSI for the special cashless exercise program for my Terminating Options?

A:	Crystal Decisions has only made arrangements with DBSI for the special cashless exercise program and will only guarantee Amounts Due if the exercise is undertaken with DBSI as described above. However, any holder of a Terminating Option may seek financing for the Amount Due from another brokerage firm and provide those funds to Crystal Decisions with an Exercise Notice. In the event that you were to use another brokerage firm, you would need to complete a Letter of Transmittal to exchange your Crystal Decisions common stock for Business Objects ADSs and cash.

Q:	Will DBSI sell all of the Business Objects ADSs I am entitled to receive if I so request?

A:	You may specify in your Irrevocable Order to Sell whether DBSI should sell only that number of Business Objects ADSs necessary to pay the Amount Due plus DBSI’s transaction fees or all of the Business Objects ADSs that you would receive upon conversion of your Crystal Decisions common stock.

Q:	Will DBSI reduce the number of Business Objects ADSs it sells to reflect the cash I receive as part of the consideration in the Merger?

A:	No. DBSI will not be able to count the cash portion of the Merger Consideration that you receive when determining the number of Business Objects ADSs to sell to repay the Amount Due and any fees you owe to DBSI.

Q:	Can I use the special cashless exercise program to exercise only a portion of my Terminating Options and pay the remaining exercise price and withholding taxes in cash?

A:	Yes. You may submit two separate exercise notices for the Terminating Options – one using the special cashless exercise program and the other for payment in cash. You must, however, decide prior to December 5, 2003 at 5:00 p.m. Pacific time which portion of the Terminating Option you want to exercise using the special cashless exercise program. No changes can be made to your exercise paperwork unless Crystal

Decisions Stock Plan Administration receives those changes before 5:00 p.m. Pacific time on December 5, 2003.

With respect to any Terminating Option you exercise in whole or in part with cash, you will not receive a stock certificate. Crystal Decisions will deliver a stock certificate for you to Business Objects’ exchange agent, The Bank of New York. After the closing of the Merger, The Bank of New York will send you a Letter of Transmittal, which you must complete and return to The Bank of New York to receive the Merger Consideration into which your Crystal Decisions common stock has been converted.

Q:	Can I change my mind once I elect to participate in the special cashless exercise program?

A:	You may revoke your participation in the special cashless exercise program at any time such that your notice of revocation, which must be in writing and signed, reaches Crystal Decisions Stock Plan Administration prior to 5:00 p.m. Pacific time on December 5, 2003. After 5:00 p.m. Pacific time on December 5, 2003, any documents you submitted to participate in the special cashless exercise program will become irrevocable unless the Merger does not occur prior to March 31, 2004.

Q:	If I pay cash for the Amount Due for my Terminating Option, can I change my mind before the Merger closes?

A:	You may withdraw any exercise notice, other than under the special cashless exercise program, that was contingent upon the closing of the Merger as long as your written notice withdrawing the exercise reaches Crystal Decisions Stock Plan Administration prior to 5:00 p.m. Pacific time on December 8, 2003. After 5:00 p.m. on December 8, 2003, no exercise notices of any kind may be withdrawn and no additional or replacement exercise notices may be submitted for Terminating Options. After the closing of the Merger, you may exercise other Crystal Decisions options through the normal exercise procedures provided by Business Objects.

Q:	How will I be taxed if I exercise my Sub-plan options before the closing of the Merger?

A:	With respect to any Sub-plan option, you did not assume the liability to pay the employers national insurance contributions at the time of exercise (this would normally amount to approximately 8% of after tax income). This is a different requirement from all other options you have received from Crystal Decisions for which you have agreed to assume the employers’ portion of the NIC contribution.

However, unfortunately, the originally intended tax advantages of the UK Sub-plan are no longer available to either you or Crystal Decisions. When Seagate Technology was privatized in November 2000, the UK Sub-plan lost its favorable tax status. As a result, you will be required to pay, and Crystal Decisions is required to withhold, income tax and primary (employee’s) class 1 National Insurance Contributions on the gain that you make on the exercise of your option (e.g. the difference between the value of the

Crystal Decisions Common Stock on date of exercise and the exercise price of your option) as per the email sent to all UK employees on October 14, 2003.

THIS INFORMATION IS INTENDED TO BE A GENERAL DISCUSSION FOR INFORMATION ONLY. YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR FOR INDIVIDUAL ADVICE AND THE PARTICULAR TAX CONSEQUENCES OF THE EXERCISE OF YOUR OPTIONS AND BUSINESS OBJECTS TRANSACTION TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

The conversion of the Crystal Decisions common stock into the right to receive Business Objects ADSs and cash will be taxable to you. See pages 93 to 96 of the Information Statement for a description of the tax impact of the Merger on United Kingdom taxpayers.

Q:	How will I be taxed if I exercise my 2000 Options before the closing of the Merger?

A:	Your 2000 Plan options are nonqualified options. Therefore, on the date you exercise, you will incur income tax liability equal to the difference between the fair market value of the Crystal Decisions common stock on that date and the per share exercise price. Once the Merger occurs and any Crystal Decisions common stock you received upon exercise has been converted into the right to receive Business Objects ADSs and cash, you will be taxed like any other Crystal Decisions stockholder who is a United States taxpayer. See pages 84 to 90 of the Information Statement for an explanation of the tax impacts.

THIS INFORMATION IS INTENDED TO BE A GENERAL DISCUSSION FOR INFORMATION ONLY. YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR FOR INDIVIDUAL ADVICE AND THE PARTICULAR TAX CONSEQUENCES OF THE EXERCISE OF YOUR OPTIONS AND BUSINESS OBJECTS TRANSACTION TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Q:	Do I get to elect to receive Business Objects ADSs or cash for my Terminating Options?

A:	If you exercise your Terminating Option prior to the closing of the Merger, the Crystal Decisions common stock you receive will be converted into the right to receive Business Objects ADSs and cash. You may not elect to receive only cash or shares. All Crystal Decisions stockholders will receive cash and shares in the same proportion.

❖  NEXT STEPS

Q:	What will happen if I do not do anything with my Terminating options?

A:	As of the effective time of the Merger, you will no longer have any right to exercise your Terminating Option and it will not convert automatically into Business Objects ADSs and cash or an option to acquire Business Objects shares.

Q:	When will I be able to sell my new Business Objects shares? Will there be any trading restrictions?

A:	You may be subject to mandatory trading windows if you are an executive officer or other person deemed to be an insider for purposes of Business Objects insider trading compliance program. Regardless of whether you are subject to the mandatory trading windows, you are subject to the general compliance obligations set forth in the Business Objects insider trading compliance program and you may violate United States securities laws if you sell Business Objects shares while in possession of material nonpublic information about Business Objects. You will receive a copy of the Business Objects insider trading policy and training regarding the insider trading compliance program.

Q:	When will I receive Business Objects stock and cash in exchange for my shares?

A:	Unless you exercise your Terminating Options using the special cashless exercise program, in order to receive Business Objects ADSs and cash for your Crystal Decisions common stock, you will be required to complete a Letter of Transmittal that will be provided to you by The Bank of New York on or around the closing date and return that Letter of Transmittal with your Crystal Decisions stock certificates to The Bank of New York. If you exercise an option prior to closing and have not received a stock certificate from Crystal Decisions prior to the closing of the transaction, Crystal Decisions will provide your stock certificate directly to The Bank of New York.

If you exercise your Terminating Option using the special cashless exercise program, after the sale of Business Objects ADSs to repay the Amount Due and any fees owed to DBSI, your remaining Business Objects ADSs and cash from will be deposited into your account at DBSI. You will not be required to submit a separate Letter of Transmittal.

Q:	May I elect to receive either Business Objects Ordinary Shares or Business Objects ADSs?

A:	Yes, unless you participate in the special cashless exercise program. You can elect to receive either Business Objects Ordinary Shares or Business Objects ADSs. To receive Business Objects Ordinary Shares which are traded on the Premier Marché of Euronext Paris, you will need to complete the applicable section of the Letter of Transmittal. If you wish to receive ADSs, you will need to complete the Letter of Transmittal and so note. If you complete the Letter of Transmittal but do not indicate a preference, you will receive Business Objects ADSs.

❖  ADDITIONAL QUESTIONS?

Q:	I have other questions that were not answered here. Who can I ask?

A:	Contact Leah Lambert in Stock Administration at stockadmin@crystaldecisions.com or 604-974-2278.

❖  FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that involve risks and uncertainties concerning Business Objects’ proposed acquisition of Crystal Decisions. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close, that the closing may be delayed or that the companies may be required to modify aspects of the transaction to obtain regulatory approval. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Annual Report on Form 10-K for the fiscal year ended December 31, 2002, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 including (without limitation) under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. For more information and additional risk factors regarding Crystal Decisions, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Annual Report on Form 10-K for the fiscal year ended June 27, 2003. Neither Business Objects nor Crystal Decisions undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

❖  ADDITIONAL INFORMATION ABOUT THE PROPOSED ACQUISITION AND WHERE TO FIND IT

On October 31, 2003, Business Objects filed an amendment to its registration statement with the SEC containing Business Objects’ and Crystal Decisions’ definitive proxy statement/prospectus/information statement regarding the proposed acquisition of Crystal Decisions by Business Objects. Investors and security holders of Business Objects and Crystal Decisions are urged to read the definitive proxy statement/prospectus/information statement filed with the SEC on October 31, 2003 and any other relevant materials filed by Business Objects or Crystal Decisions with the SEC because they contain, or will contain, important information about Business Objects, Crystal Decisions and the proposed acquisition. The definitive proxy statement/prospectus/information statement has been mailed to the security holders of Business Objects and Crystal Decisions. The definitive proxy statement/prospectus/information statement and other relevant materials (when they become available), and any other documents filed by Business Objects or Crystal Decisions with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Business Objects by contacting Business Objects Investor Relations, 3030 Orchard Parkway, San Jose, California, 95134, 408-953-6000. Investors and security holders may obtain free copies of the documents filed with the SEC by Crystal Decisions by contacting Crystal Decisions Investor Relations, 895 Emerson Street, Palo Alto, California, 94301, 800-877-2340. Investors and security holders of Business Objects are urged to read the definitive proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting decision with respect to the proposed acquisition.